SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                December 5, 1996
                Date of Report (Date of earliest event reported)




                              GULFWEST OIL COMPANY
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State or other jurisdiction of incorporation)

               33-13760-LA                            87-0444770

         (Commission File Number)                    (IRS Employer
                                                      Identification Number)


       2644 Sherwood Forest Plaza, Suite 229, Baton Rouge, Louisiana 70816
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (504) 293-1100

     This Current Report on Form 8-K/A-2 is intended to amend and restate in their entirety Items 2, 7(a) and 7(b) of the Company's Current Report on Form 8-K dated December 5, 1996 as amended by the Company's Current Report on Form 8-K/A dated February 19, 1997, in order to ensure that the information contained in the report is true, accurate and complete as of the date of the filing of this Current Report on Form 8-K/A-2, July 15, 1997. Item 7(c) Exhibits remains as previously filed with the Commission in the Company's Form 8-K dated December 5, 1996 and is incorporated by reference herein.

     During the fourth quarter of 1996, the Company acquired significant oil and gas reserves from an unrelated entity in two separate transactions.

     In the first transaction ("Phase I") on October 10, 1996, the Company acquired various properties for $3,000,000. The acquisition was reported in a Current Report on Form 8-K, dated October 10, 1996 and filed with the Commission on October 28, 1996. The report was amended on December 20, 1996 to present financial information on the acquired properties available to the Company at that time.

     In the second transaction ("Phase II") on December 5, 1996, the Company acquired various properties for $7,654,000. The acquisition was reported in a Current Report on Form 8-K dated December 5, 1996 and filed with the Commission on December 18, 1996. The report was amended on February 19, 1997 to present financial information on the acquired properties available to the Company at that time.

     In this Current Report on Form 8-K/A-2 the Company is presenting the Audited Statements of Revenues and Direct Operating Expenses with notes for Phase II above. An Unaudited Pro Forma Statement of Operations for the year ended December 31, 1996 which combines the Phase I and Phase II acquisitions is presented in order to provide the reader a clear picture of the impact the acquisitions would have had on the Company's financial statements had they both occurred on January 1, 1996.

     ITEM 2. ACQUISITION OF ASSETS

     On December 5, 1996, GulfWest Permian Company, a wholly owned subsidiary of Gulf West Oil Company (collectively, the "Company"), purchased substantially all of the working interests in four of the five oil fields it agreed to purchase from Pharaoh Oil & Gas, Inc., Taylor Link Operating Co. and Gary O. Bolen, Individually and d/b/a Badger Oil Company (collectively, "Pharaoh"), pursuant to a Purchase and Sale Agreement dated November 6, 1996 with an Addendum dated December 5, 1996 (the "Agreement"). The five oil fields are located on approximately 5,000 acres in Pecos, Howard, Sterling and Lynn Counties, Texas and have estimated proved reserves totaling 3.1 million barrels of oil.

     This purchase represents the second phase of the company's expansion into the West Texas area, following a $3,000,000 acquisition which was completed in October 1996. With the addition of these properties, the company's total proved reserves will have increased from 1.6 million to 6 million barrels of oil equivalent (BOE) since the end of 1995.

     The four fields were acquired for a purchase price of $7,654,000.00 and the purchase of the fifth field, which is scheduled for closing no later than March 31, 1997, will bring the total purchase price for the five field acquisition to $11 million. Terms of the purchase include $150,000.00 cash at closing and the balance financed by the seller in the form of two term notes:

1) A promissory note in the principal amount of $5.9 million, together with interest thereon at a variable rate of interest equal to the Prime Rate of the Texas Commerce Bank National Association of Midland, Texas plus 1.5% per annum. The note is due and payable in thirty six (36) monthly installments with the first thirty five (35) in the amount of $49,249.05, plus accrued interest and the final installment in the amount of the unpaid balance plus accrued and unpaid interest due on or before December 22, 1999, unless extended. The properties are encumbered by a first mortgage held by the Texas Commerce Bank, who has agreed to release the mortgage upon receipt of $5.9 million in principal, plus accrued interest.

2) A promissory note in the principal amount of $1,604,000.00 without interest, payable in four installments as follows:

     a) First installment of $250,000.00 due and payable on or before December 20, 1996.

     b) Second installment of $141,000.00 due and payable on or before January 20, 1997.

     c) Third installment of $281,000.00 due and payable on or before February 10, 1997.

     d) Balance of principal of $932,000.00 due and payable on or before March 31, 1997, unless extended as provided for therein.

     The seller has an option up to the close of business at March 31, 1997 to accept up to $1 million in the Company's Common Stock as a principal reduction on the note due that date. The Company currently plans to obtain the funds to meet the financing commitment through a public offering of its Common Stock during the first quarter of 1997.

     Management of the Company negotiated the purchase price based upon an independent third party engineering report on the properties.

     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Businesses Acquired

     (b) Pro Forma Financial Information

     c) Exhibits

     2.1 Purchase and Sale Agreement between Pharaoh, as Seller, and WestCo Producing Company, as Purchaser, dated November 6, 1996.

     2.2 Addendum of Purchase and sale Agreement by and between Pharaoh and WestCo Producing Company, dated December 5, 1996.

     2.3 Assignment of Purchase and Sale Agreement by and between Pharaoh, GulfWest Permian Company and WestCo Producing Company, dated December 5, 1996.

     2.4 Form of Assignment and Bill of Sale by and between Pharaoh as Assignor and GulfWest Permian Company as Assignee.

     4.1 Term Note in the amount of $5,900,000.00 payable to the order of Pharaoh Oil and Gas, Inc. and executed by GulfWest Permian Company, dated December 5, 1996.

     4.2 Term note in the amount of $1,604,000.00 payable to the order of Pharaoh Oil and Gas, Inc. and executed by GulfWest Permian Company, dated December 5, 1996.

                          INDEPENDENT AUDITOR'S REPORT




To the Stockholders and Board of Directors
GULFWEST OIL COMPANY AND SUBSIDIARIES


     We have audited the accompanying statements of revenues and direct operating expenses of the Phase II Acquired Properties (see Note 1) for the eleven months ended November 30, 1996 and years ended December 31, 1995 and 1994. These financial statements are the responsibility of GulfWest Oil Company's management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. An audit incudes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Phase II Acquired Properties (see Note
     1), for the eleven months ended November 30, 1996 and years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.



     /s/Weaver and Tidwell, L.L.P.
     WEAVER AND TIDWELL, L.L.P.

     Dallas, Texas
     July 10, 1997


                       THE ACQUIRED PROPERTIES - PHASE II

              Statements of Revenues and Direct Operating Expenses

                For the Eleven Months Ended November 30, 1996 and
                 For the Years Ended December 31, 1995 and 1994


                                                              Eleven Months
                                                                 Ended           Year Ended      Year Ended
                                                              Nov. 30, 1996     Dec. 31, 1995   Dec. 31, 1994
REVENUES:

  Oil and Gas Sales                                            $ 2,267,994       $ 1,979,185     $ 1,859,775


EXPENSES:

  Production Taxes                                                 102,568            90,870          84,076
  Lease Operating Expenses                                         896,268         1,364,393       1,574,089

    Total Expenses                                                 998,836         1,455,263       1,658,165

    REVENUES LESS DIRECT
       OPERATING EXPENSES                                      $ 1,269,158       $   523,922     $   201,610























The accompanying Notes are an integral
 part of these statements.

                        THE PHASE II ACQUIRED PROPERTIES
          NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

     Note 1. Summary of Significant Accounting Policies

          The accompanying statement presents the revenues and direct operating expenses applicable to the oil and gas properties acquired (the "Phase II Acquired Properties") from Pharaoh Oil & Gas, Inc., Taylor Link Operating Co. and Gary O. Bolen, Individually and d/b/a Badger Oil Company.

          Full historical financial statements, including general and administrative expenses and other indirect expenses, have not been presented due to the fact that management of the Phase II Acquired Properties cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the Phase II Acquired Properties.

     Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Actual results could differ from those estimates.

     Note 2. Supplemental Oil and Gas Information (UNAUDITED)

          Total proved oil and gas reserves of the Phase II Acquired Properties as of December 1, 1996 were estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standard Board which require that reserve reports be prepared using existing economic and operating conditions with no provision for price and cost escalation except under contractual arrangements. The Company emphasizes that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as more current information becomes available. All of the reserves of the Phase II Acquired Properties are located in the United States.

         Estimated Quantities of Proved Oil and Gas Reserves:

                                               Eleven Months
                                                   Ended                  Year Ended                  Year Ended
                                               November 30, 1996       December 31, 1995            December 31, 1994
                                               Oil Bbls  Gas Mcf        Oil Bbls   Gas Mcf          Oil Bbls   Gas Mcf

                  Proved Reserves -
                    Beginning of Year       1,625,825     10,095       1,754,143    24,077        1,888,466     37,370
                    Production               (113,745)   (10,066)       (128,318)  (13,982)        (134,323)   (13,293)

                                            1,512,080         29       1,625,825    10,095        1,754,143     24,077


                  Proved Reserves -
                    Proved Developed        1,512,080         29       1,625,825    10,095        1,754,143     24,077
                    Proved Undeveloped           -            -             -         -                -          -

                                            1,512,080         29       1,625,825    10,095        1,754,143     24,077

                        THE PHASE II ACQUIRED PROPERTIES
          NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES


     Note 2. Supplemental Oil and Gas Information (UNAUDITED)- continued

          Standardized  Measure of Discounted  Future Net Cash Flows Relating to
          Proved Reserves:

                                                          November 30,          December 31,        December 31,
                                                             1996                   1995                1994

         Future Cash Inflows                             $ 31,631,866           $ 26,815,037       $ 25,298,486
         Future Production and
                 Development Costs                        (14,575,612)           (15,281,102)       (16,643,588)

         Future Net Cash Flows                             17,056,254             11,533,935          8,654,898
         10% Annual Discount for Estimated
                 Timing of Cash Flows                      (8,969,170)            (5,519,984)        (4,275,600)

         Discounted Future Income Taxes                    (1,984,711)            (1,331,675)          (836,121)

         Standardized Measure of Discounted
                 Future Net Cash Flows                   $  6,102,373           $  4,682,276       $  3,543,177


         Changes in Standardized Measures:

         Beginning of Year:                              $  4,682,276           $  3,543,177       $  1,905,971
                 Changes From:
                     Sale of Oil and Gas Produced
                           Net of Production Cost          (1,269,158)              (523,922)          (201,610)
                     Accretion of Discount                    601,395                437,930            212,912
                     Revisions                              2,740,896              1,720,645          2,238,877
                        Change in Income Taxes               (653,036)              (495,554)          (612,973)

         End of Year                                     $  6,102,373           $  4,682,276       $  3,543,177



                              GULFWEST OIL COMPANY
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1996


                                                      Historical                 Adjustments
                                                     The Company         Phase I          Phase II        Pro Forma

OPERATING REVENUES:
  Oil and Gas Sales                                  $  1,549,069      $ 711,507        $ 2,267,994       $ 4,528,570
  Lease Sales                                             252,333                                             252,333
  Well Servicing Revenues                                  58,881                                              58,881
  Operating Overhead and Other Income                     105,729                                             105,729
    Total Revenues                                      1,966,012        711,507          2,267,994         4,945,513

COST AND EXPENSES:
  Lease Operating Expenses                                656,957        422,692            998,836         2,078,485
  Cost of Leases Sold                                      91,831                                              91,831
  Cost of Well Servicing Operations                        46,424                                              46,424
  Lease Abandonment                                        85,696                                              85,696
  Depreciation, Depletion and Amortization                466,097        106,584            592,116         1,164,797
  General and Administrative                            1,058,870                                           1,058,870

    Total Expenses                                      2,405,875        529,276          1,590,952         4,526,103

INCOME (LOSS) FROM
   OPERATIONS                                            (439,863)       182,231            677,042           419,410

OTHER INCOME AND EXPENSE:
  Interest Income                                          35,211                                              35,211
  Interest Expense                                       (420,083)      (121,875)          (575,250)       (1,117,208)

    Total Other Income and Expense                       (384,872)      (121,875)          (575,250)       (1,081,997)

NET INCOME (LOSS) BEFORE
   INCOME TAXES                                          (824,735)        60,356            101,792          (662,587)

INCOME TAXES                                                    0              0                  0                 0

NET INCOME (LOSS)                                    $  ( 824,735)     $  60,356        $   101,792       $  (662,587)


INCOME (LOSS) PER SHARE                              $      (0.71)                                        $     (0.58)


          See accompanying notes to the unaudited pro forma statements.

                              GULFWEST OIL COMPANY

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     1. Basis of Presentation

          The accompanying unaudited pro forma statements of operations present the results of operations of the Company for the year ended December 31, 1996, as if the purchase of the Phase I and Phase II properties (collectively the "Acquired Properties") had occurred as of the beginning of 1996.

          The unaudited pro forma information has been prepared and all calculations have been made by the Company based upon assumptions deemed appropriate by the Company. Certain of these assumptions are set forth in the notes below. The accompanying unaudited pro forma financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to those rules and regulations. The financial statements of the Company and the related notes thereto presented in the Annual Report on form 10-K should be read in conjunction with these pro forma statements.

     2. Pro Forma Adjustments

          The accompanying unaudited pro forma statements of operations reflect the following adjustments:

          (a) To adjust oil and gas production revenues as a result of the acquisition of the Acquired Properties.

          (b)  To  adjust   depreciation  and  depletion  as  a  result  of  the
               acquisition of the Acquired Properties.

          (c)  To  adjust  interest   expense  for  financing  of  the  Acquired
               Properties.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GULFWEST OIL COMPANY



Date:   July 15, 1997                        By: /s/Jim C. Bigham
                                             Jim C. Bigham
                                             Executive Vice President\Secretary